Exhibit 99.B(m)(4)(b)

SCHEDULE I
To the Shareholder Servicing Plan dated June 5, 1995 of The Victory Portfolios

1.               Balanced Fund, Class A Shares

2.               Core Bond Fund (formerly, Intermediate Income Fund)

3.               Diversified Stock Fund, Class A Shares

4.               Established Value Fund, Class A Shares

5.               Federal Money Market Fund, Select Shares

6.               Financial Reserves Fund, Class A Shares

7.               Focused Growth Fund, Class A Shares

8.               Fund for Income, Class A Shares

9.               Government Reserve Fund, Select Shares

10.         Institutional Money Market Fund, Select Shares

11.         International Fund, Class A

12.         International Select Fund, Class A

13.         Investment Grade Convertible Fund, Class A

14.         National Municipal Bond Fund, Class A Shares

15.         Ohio Municipal Bond Fund, Class A Shares

16.         Ohio Municipal Money Market Fund, Class A Shares

17.         Prime Obligations Fund, Class A Shares

18.         Small Company Opportunity Fund, Class A Shares

19.         Special Value Fund, Class A Shares

20.         Stock Index Fund, Class A* and Class R Shares

21.         Tax-Free Money Market Fund, Class A Shares

22.         Value Fund, Class A Shares

As of October 22, 2008.

*              Effective March 1, 2004, Class A shares of the Stock Index Fund bear a maximum 0.15% shareholder servicing fee.